Exhibit 99.2

Q3 ’08 Financial Highlights October 27, 2008

Veeco Overview • Focus on growing a profitable equipment business in “green” technology (LED & Solar) – Increasing our R&D investments – Focus on broadening our product line • Data Storage business right-sized for profit through the cycles – Additional cost improvement actions being taken • Fundamentally solid Metrology business undergoing operational turnaround – New leadership driving strategic focus and operational excellence • Strengthening organization and increasing effectiveness across the Company – Product development focus – Improving manufacturing efficiency 2 Ilides – ill ©2008 Veeco Instruments nc 1008 Investor SStrengthenng saes channeFORECASTING ~10% REVENUE GROWTH AND DRAMATIC PROFIT IMPROVEMENT FOR 2008

# Veeco Business Snapshot

| | LED & Solar Process Equipment  | Data Storage Process Equipment  | Metrology  |
|---|---|---|---|
| **Core Technologies** | MOCVD, MBE, CIGS Sources, Web Coaters | Ion Beam Etch & Deposition, DLC, PVD, Saws & Lappers | Atomic Force Microscopes, Stylus & Optical Profilers |
| **Approx '08 Revenue (F)** | **$170M** | **$150M** | **$130M** |
| **Veeco Market Position** | #1 or #2 | #1 equipment supplier for TFMH manufacturing | #1 or #2 - large share in all products |
| **Market Growth Rate*** | >20% | 5-10% | 5-10% |
| **Business Execution** | Excellent in LED<br><br>Building Solar business | Restructured for growth & profit through cycles | Fundamentally strong business - new leadership driving operational turn-around |

**Sources: Strategies Unlimited, Canaccord, IDC, SDI, NSF, Veeco Estimates*

Veeco

3 ©2008 Veeco Instruments Inc 1008 Investor Slides

Q3/9M ’08 Results • Strong top line growth & significant EBITA profitability year-to-date compared with 2007; strong balance sheet – Revenue up 12% and EBITA has more than tripled – Generated $12M in cash exclusive of Mill Lane purchase – Significant progress refocusing businesses, driving effective R&D spend, managing cost structure and improving performance • Q3 Revenues $115.7M, Non-GAAP EPS $0.15 – Revenue and profit up in LED & Solar and Data Storage vs Q3 ‘07 – Sequential and year-over-year improvement in Metrology profitability • Q3 bookings of $90.2M were below expectations after strong Q2 – Conditions weaker than expected, particularly in Process Equipment businesses – Sharp sequential decline in MOCVD for LED market – industry digestion especially in Taiwan and China – Customers delaying or foregoing capacity and technologypurchasesexperienced some push-outs and cancellations ©2008 Veeco Instruments Inc 1008 Investor Slides

Q4 and Full Year Outlook and Go Forward Plan • Difficult macro economic climate with businesses likely to constrain customer capex • Veeco Q4 Outlook: – Revenue range $110-$118M; non-GAAP EPS $0.08-$0.15 – Healthy prospect list for new orders in Q4 but • Global economic climate and constrained financing environment may cause broad slowdown in capex purchases • Uncertainty as to depth and duration of downturn • Currently forecast full year revenue of $440-$450M, up approximately 10% from ’07 • Prepare for what is likely to be a down revenue year in 2009 – Taking corrective actions to lower spending to keep Veeco EBITA profitable – Preserve our strategic investments in R&D to build LED & Solar business ©2008 Veeco Instruments Inc 1008 Investor Slides

Despite Uncertain Environment Maintain Focus on Our Strategy Strategic Vision: 1. Build LED & Solar Product Line 2. Rationalize HDD business for profit through the cycles 3. Focus on growth and profitimprovements in Metrology 4. Leverage synergies across our threebusinesses ©2008 Veeco Instruments Inc 1008 Investor Slides Next Steps: • Maintain R&D investment during LED digestion period • Build solar product line secure new customer relationships • Outsource additional product lines • New VP Operations for all PE to drive additional initiatives • Operational excellence improvements in quality; material costs; supply chain • More new products from “voice of customer” and PLC focus • Improvements in sales and services organization to drive growth

LED & Solar Business Highlights • Strong 2008 performance – 9M ‘08 Revenue $128.2M up 56% – 9M ’08 EBITA $22.8M, up 160% from prior year • Largest Veeco segment at 39% of 9M ‘08 revenue – LED & Solar: 21% of FY ’06; 29% of FY ‘07 • #2 Supplier of MOCVD to key global LED manufacturers in Europe, APAC, North America and Japan – New K465 gaining tractiondriving continued uniformity improvements – Making significant investments in “next-gen” – ’08 MOCVD R&D forecasted to increase 36% from ’07 • Q3 MOCVD orders slowanticipated digestion period has begunorders for LED & Solar products declined 50% from $52.1M Q2 ’08 to $25.8M Q3 ’08 – Duration of pause unclear – Push-outs from Taiwan and China $9M ©2008 Veeco Instruments Inc 1008 Investor Slides

LED & Solar Business Highlights • Building Solar Equipment Product Portfolio – Leading supplier of MOCVD equipment for high-efficiency concentrator solar cells – New “Fast Flex” platform for CIGS Solar Cells • Global Solar Energy key customer – relationships with others through source business • Key focus for Veeco in Q4 is building key customer relationships for web coater technology • For first 9M ’08: “Solar” products represent approximately 20% of LED & Solar segment revenues and orders – Mostly MOCVD and thermal deposition sources; little contribution to date from new web coater product line ©2008 Veeco Instruments Inc 1008 Investor Slides

Data Storage Business Highlights • 9M ‘08 Revenue $104.1M, up 5% from 2007; EBITA $10.4M up from $3.1M last year – Have focused resources, reduced quarterly breakeven to below $30M – Improved EBITA on a lower cost basis –less sites, less people, focused on higher margin products – Additional $3-5M cost savings to be driven in 2009: • Have selected Asian outsourced partner for “Slider” products; downsize site mid-2009 • Further product outsourcing for Ion Beam products • Supply chain initiatives: Asian material sourcing; consolidated purchasing • 9M ‘08 Orders $124.7M – highest level since 2006 – 18% increase vs. prior year Q3 orders decline to $32.4M in generally slow seasonal quarter – Concerned about customer capacity expansion plans given weak economic outlook – Well-aligned to customer capacity & technology requirements 9 ©2008 Veeco Instruments Inc 1008 Investor Slides

Metrology Business Highlights • 9M Revenues $100.2M, down 13%; 9M orders $94.7M down 13% from prior year • Q3 Revenues $31.5M, down 10% from prior year; Q3 orders $32.0M, down 14% from Q3 ’07 and 2% sequentially – Trough bookings levels continue in semiconductor impacting Auto AFM – Sluggish overall research and industry spending in Nano-Bio AFM and Optical instruments. • Fundamentally strong business – turnaround in progress 10 ©2008 Veeco Instruments Inc 1008 Investor Slides

Metrology Business Turnaround Strategy • New Leadership & Focus – Mark Munch joined Veeco in Feb 2008 – New focused leadership for Instrumentation Sales (NB-AFM and OIM) – New “channel partners” program to improve rep sales and coverage • Operational Improvements – Have aggressively attacked material and operating spending in 2008 expect additional cost savings in 2009 – New leader for service quality management & customer satisfaction • Realigning Marketing and Product Development – Have increased number of new product upgrades, modes and extensions for Nano-Bio AFM in ’08 – Significant change in product development strategy – drive more new products into volume QA/QC production applications 11 ©2008 Veeco Instruments Inc 1008 Investor Slides

Financial Results and Model

# Approximately 10% Revenue Growth Forecasted for 2008

| | 2007 Revenue | 2008F | △ '07-'08 |
|---|---|---|---|
| LED & Solar Process Equipment | $116M | ~$170M | +47% |
| Data Storage Process Equipment | $136M | ~$150M | +10% |
| Metrology | $150M | ~$130M | -13% |
| **Total** | **$402M** | **~$450M*** | **~10%** |

*Assumes high end of Veeco's Q4 Revenue guidance of $110-$118M

Veeco

13
©2008 Veeco Instruments Inc
1008 Investor Slides

Improved Profit on Solid Top Line Growth ) () () iNet Income (LossNon-GAAP EPS EBITA* +12% Flat +228% $296M $337M $3.5M$6.8M $8.0M$0.10 $332M $336M $6.5M $22.3M $0.9M $0.40 Revenues Orders Operatng Income Change 9M ‘07 9M ‘08 TOP LINE GROWTH, MANUFACTURING EFFICIENCIES AND EXPENSE CONTROLS DRIVING IMPROVED PROFITABILITY *See reconciliation to GAAP at end of presentation 14 ©2008 Veeco Instruments Inc 1008 Investor Slides

Third Quarter 2008 Segment Results Q3 08 Revenues ($M) $116 Million Q3 08 Bookings ($M) $90 Million $32 $26 $32 $43 $32 (35%) (37%) (28%) (29%) (36%) (35%) $41 LED & Solar Process Equipment Data Storage Process Equipment LED & Solar Process Equipment Process Equipment Metrology Metrology Data Storage 15 ©2008 Veeco Instru ments Inc 10 08 In vestor Slides

Q3 2008 Financials

($M except EPS)	Q3 '08	Q3 '08 vs. Q3 '07	Q3 '07	Q2 '08
Orders	$90.2	-24%	$118.3	$136.5
Revenues	$115.7	+18%	$97.7	$114.4
Gross Margin	40%		37%	42%
Operating Income (Loss)	$0.1		($4.2)	$6.2
EBITA*	$8.3		($1.7)	$8.7
EPS (Non-GAAP)	$0.15		($0.05)	$0.16

*See reconciliation to GAAP at end of presentation

16 ©2008 Veeco Instruments Inc 1008 Investor Slides

Veeco

Q3 2008 Segment Performance )) ) ) $37 $32 $49 $32 $32 $26 $35$32logy $31$43 $32$41l $M i$90 $118 $116 $98 8.3 ($1.7) (3.6(3.9Unallocated Corporate 0.0 6.7 5.5 Q3 ’08 (0.4(0.93.2 Q3 ’07 -14% -47% Q3 ’07 Q3 ’08 -9% Metro+39% Data Storage +28% LED & Soar Q3 ’07 Q3 ’08 Bookngs Revenue EBITA* Veeco Total -24%+18% *See reconciliation to GAAP at end of presentation 17 ©2008 Veeco Instruments Inc 1008 Investor Slides

Focus on Improving Gross Margins and Controlling Operating Spending 11-14%5-7%7.2%2.7% 32-34%34-36%33.4%37.6% 45%40-41%40.6%40.3%l 43% 50% 39-40% 41-43% 39.1% 44.9% 38.1% 44.1% Gross Margin $135*$110-118M$116$402Revenue ($M) 2007 Full EBITA (%) Operating Expenses TotaProcess Equipment Metrology Q4 ‘08 Forecast Q3 ’08 Year Peak Quarter Targets Gross margin calculated on non-GAAP basis 18 ©2008 Veeco Instruments Inc 1008 Investor Slides

Veeco Balance Sheet Ilides $273.7$284.2Shareholder’s Equity 146.6146.3(incli) 529.3539.6 66.166.5 174.5179.0Working Capital $117.1$117.7 (i ) ©2008 Veeco Instruments nc 1008 Investor SLong-Term Debt uding current portonTotal Assets Fixed Assets Cash and Investments December 31, 2007 September 30, 2008 STRONG BALANCE SHEET AND CASH POSIT ION GENERATED $12M CASH EXCLUSIVE OF MILL LANE CONT INUE TO REDUCE DEBT FROM HIGH OF $230 MILLION n Millions

Summary • Veeco delivering significant growth and profit improvement vs. 2007 – Revenue up approximately 10%, EBITA has tripled – Significant operational improvements on-going in all our businesses • Focus on investing in our “green technology” equipment businesses • Data Storage business right-sized for profit through the cycles • Fundamentally strong Metrology business undergoing operational turnaround • In light of business downturn will take significant actions to lower cost structure heading into 2009 – Goal is to keep Veeco EBITA profitable and to maintain our strong balance sheet and positive cash flow – We are well-positioned to capitalize on exciting multi-year technologytrends in LED & Solar, Data Storage and Metrology businesses 20 ©2008 Veeco Instruments Inc 1008 Investor Slides

Safe Harbor Statement To the extent that this presentation discusses expectations or otherwise make statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent QuarterlyReports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. In addition, this presentation includes non-GAAP financial measures. For GAAP reconciliation, please refer to the reconciliation section in this presentation as well as Veeco’s financial press releases and 10-K and 10-Q filings available on www.veeco.com. 21 ©2008 Veeco Instru ments Inc 10 08 In vestor Slides

Back-Up and Reconciliation Slides 22 ©2008 Veeco Instru ments Inc 10 08 In vestor Slides

# Q3 and 9 Month '08 Segment Data

| ($ in thousands) | Three months ended September 30, 2008 | Three months ended September 30, 2007 | Nine months ended September 30, 2008 | Nine months ended September 30, 2007 |
|---|---|---|---|---|
| **LED & Solar Process Equipment** | | | | |
| Bookings | $ 25,775 | $ 48,679 | $ 116,513 | $ 121,448 |
| Revenues | $ 40,983 | $ 31,824 | $ 128,204 | $ 82,188 |
| Operating income | $ 2,963 | $ 2,704 | $ 18,833 | $ 5,013 |
| Amortization expense | 1,587 | 492 | 3,040 | 3,774 |
| Purchase accounting adjustment | 927 | - | 927 | - |
| Restructuring expense | - | - | 7 | - |
| EBITA | $ 5,477 | $ 3,196 | $ 22,807 | $ 8,787 |
| **Data Storage Process Equipment** | | | | |
| Bookings | $ 32,359 | $ 32,239 | $ 124,685 | $ 105,837 |
| Revenues | $ 43,256 | $ 31,099 | $ 104,097 | $ 98,840 |
| Operating income (loss) | $ 5,787 | $ (2,058) | $ 7,466 | $ 42 |
| Amortization expense | 952 | 952 | 2,856 | 2,854 |
| Restructuring expense | - | 159 | 124 | 159 |
| EBITA | $ 6,739 | $ (947) | $ 10,446 | $ 3,055 |
| **Metrology** | | | | |
| Bookings | $ 32,031 | $ 37,399 | $ 94,738 | $ 109,392 |
| Revenues | $ 31,470 | $ 34,795 | $ 100,164 | $ 114,625 |
| Operating (loss) income | $ (887) | $ (840) | $ (1,304) | $ 1,482 |
| Amortization expense | 495 | 399 | 1,295 | 1,135 |
| Restructuring expense | 437 | 46 | 627 | 1,398 |
| EBITA | $ 45 | $ (395) | $ 618 | $ 4,015 |
| **Unallocated Corporate** | | | | |
| Operating loss | $ (7,726) | $ (3,993) | $ (18,476) | $ (9,996) |
| Amortization expense | 114 | 116 | 339 | 473 |
| Restructuring expense | 3,683 | 324 | 6,237 | 417 |
| Asset impairment charge | - | - | 285 | - |
| EBITA | $ (3,929) | $ (3,553) | $ (11,615) | $ (9,106) |
| **Total** | | | | |
| Bookings | $ 90,165 | $ 118,317 | $ 335,936 | $ 336,677 |
| Revenues | $ 115,709 | $ 97,718 | $ 332,465 | $ 295,653 |
| Operating income (loss) | $ 137 | $ (4,187) | $ 6,519 | $ (3,459) |
| Amortization expense | 3,148 | 1,959 | 7,530 | 8,236 |
| Purchase accounting adjustment | 927 | - | 927 | - |
| Restructuring expense | 4,120 | 529 | 6,995 | 1,974 |
| Asset impairment charge | - | - | 285 | - |
| EBITA | $ 8,332 | $ (1,699) | $ 22,256 | $ 6,751 |

** Refer to footnotes on Reconciliation of operating income (loss) to earnings (loss) excluding certain items

23 ©2008 Veeco Instruments Inc 1008 Investor Slides

Veeco

# Q3 and 9 Month '08 Reconciliation Table

| (in thousands, except per share data) | Three months ended September 30, 2008 | Three months ended September 30, 2007 | Nine months ended September 30, 2008 | Nine months ended September 30, 2007 |
|---|---|---|---|---|
| Operating income (loss) | $137 | ($4,187) | $6,519 | ($3,459) |
| Adjustments: | | | | |
| Amortization expense | 3,148 | 1,959 | 7,530 | 8,236 |
| Restructuring expense | 4,120 (1) | 529 (4) | 6,995 (1) | 1,974 |
| Purchase accounting adjustment | 927 (2) | - | 927 (2) | - |
| Asset impairment charge | - | - | 285 (3) | - |
| Earnings (loss) before interest, income taxes and amortization excluding certain items ("EBITA") | 8,332 | (1,699) | 22,256 | 6,751 |
| Interest expense, net | 1,052 | 665 | 2,913 | 2,256 |
| Gain on extinguishment of debt | - | - | - | (738) |
| Adjustment to exclude gain on extinguishment of debt | - | - | - | 738 |
| Earnings (loss) excluding certain items before income taxes | 7,280 | (2,364) | 19,343 | 4,495 |
| Income tax provision (benefit) at 35% | 2,548 | (827) | 6,770 | 1,573 |
| Noncontrolling interest, net of income tax provision at 35% | (35) | (80) | (130) | (313) |
| Earnings (loss) excluding certain items | $4,767 | ($1,457) | $12,703 | $3,235 |
| Earnings (loss) excluding certain items per diluted share | $0.15 | ($0.05) | $0.40 | $0.10 |
| Diluted weighted average shares outstanding | 31,598 | 31,100 | 31,498 | 31,319 |

(1) During the nine months ended September 30, 2008, the Company recorded restructuring charges of $7.0 million, of which $4.1 million was incurred during the third quarter of 2008 and $2.9 million was incurred during the first quarter of 2008. The third quarter restructuring charge consists of $3.7 million associated with the acceleration of equity awards and other severance costs resulting from the mutually agreed termination of the employment agreement of the Company's former CEO, as well as $0.4 million for severance and lease-related charges in Metrology. The first quarter restructuring charges consisted of $2.6 million of costs associated with the consolidation and relocation of our Corporate headquarters, and $0.3 million of personnel severance costs.

(2) During the third quarter of 2008, the Company recorded $0.9 million in cost of sales related to the acquisition of Mill Lane Engineering. This reduction was the result of purchase accounting, which requires adjustments to capitalize inventory at fair value.

(3) During the first quarter of 2008, the Company recorded a $0.3 million asset impairment charge related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(4) During the nine months ended September 30, 2007, the Company incurred $2.0 million in expenses ,of which $0.5 million was incurred during the third quarter of 2007 for personnel severance costs associated with its restructuring plan.

(5) During the first quarter of 2007, the Company repurchased $56.0 million aggregate principal amount of its 4.125% convertible subordinated notes. As a result of these repurchases, the Company recorded a gain from the early extinguishment of debt in the amount of $0.7 million.

**NOTE – Above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business unites based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.**

Veeco

24 ©2008 Veeco Instruments Inc 1008 Investor Slides

# Q4 Guidance Reconciliation Table

| $ in 000 except EPS | Guidance for the Three months ended December 31, 2008 LOW | | HIGH | |
|---|---|---|---|---|
| Operating income | $1,000 | | $4,300 | |
| Amortization expense | 3,300 | | 3,300 | |
| Purchase accounting adjustment | 600 | (1) | 600 | (1) |
| Earnings before interest, income taxes and amortization and excluding certain items ("EBITA") | 4,900 | | 8,200 | |
| Interest expense, net | 1,000 | | 1,000 | |
| Earnings excluding certain items before income taxes | 3,900 | | 7,200 | |
| Income tax provision at 35% | 1,365 | | 2,520 | |
| Earnings excluding certain items | $2,535 | | $4,680 | |
| Earnings excluding certain items per diluted share | $0.08 | | $0.15 | |
| Diluted weighted average shares outstanding | 31,800 | | 31,800 | |

1. During the fourth quarter of 2008, the Company expects to record $0.6 million in cost of sales related to the acquisition of Mill Lane Engineering. This reduction is the result of purchase accounting, which requires adjustments to capitalize inventory at fair value.

**NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.**

Veeco

25 ©2008 Veeco Instruments Inc 1008 Investor Slides

# 2007 Quarterly Segment Data

Veeco Instruments Inc. and Subsidiaries
Segment Revenues, Bookings, and Reconciliation
of Operating (Loss) Income to EBITA
(In millions)
(Unaudited)

| | Three months ended | | | |
|---|---|---|---|---|
| | March 31, 2007 | June 30, 2007 | September 30, 2007 | December 31, 2007 |
| **LED & Solar Process Equipment** | | | | |
| Bookings | $ 36.4 | $ 36.4 | $ 48.7 | $ 42.5 |
| Revenues | 22.4 | 28.0 | 31.8 | 33.7 |
| Operating (loss) income | (0.5) | 2.8 | 2.7 | 4.7 |
| Amortization expense | 2.3 | 1.0 | 0.5 | 0.5 |
| EBITA | 1.8 | 3.8 | 3.2 | 5.2 |
| **Data Storage Process Equipment** | | | | |
| Bookings | 32.3 | 41.3 | 32.2 | 35.8 |
| Revenues | 35.7 | 32.1 | 31.1 | 37.3 |
| Operating income (loss) | 1.4 | 0.6 | (2.2) | (6.4) |
| Amortization expense | 1.0 | 1.0 | 1.0 | 1.0 |
| Restructuring expense | - | - | 0.2 | 2.3 |
| Asset impairment charge | - | - | - | 1.1 |
| Inventory write-off | - | - | - | 4.8 |
| EBITA | 2.4 | 1.6 | (1.0) | 2.8 |
| **Metrology** | | | | |
| Bookings | 37.2 | 34.8 | 37.4 | 36.6 |
| Revenues | 41.1 | 38.7 | 34.8 | 35.8 |
| Operating income (loss) | 3.6 | (0.6) | (0.8) | (2.4) |
| Amortization expense | 0.4 | 0.3 | 0.4 | 0.3 |
| Restructuring expense | - | 0.6 | | 0.6 |
| EBITA | 4.0 | 0.3 | (0.4) | (1.5) |
| **Unallocated Corporate** | | | | |
| Operating loss | (2.8) | (3.9) | (3.9) | (4.4) |
| Amortization expense | 0.2 | 0.1 | 0.1 | 0.2 |
| Restructuring expense | - | 0.8 | 0.3 | 1.8 |
| EBITA | (2.6) | (3.0) | (3.5) | (2.4) |
| **Total** | | | | |
| Bookings | 105.9 | 112.5 | 118.3 | 114.9 |
| Revenues | 99.2 | 98.8 | 97.7 | 106.8 |
| Operating income (loss) | 1.7 | (1.1) | (4.2) | (8.5) |
| Amortization expense | 3.9 | 2.4 | 2.0 | 2.0 |
| Restructuring expense | - | 1.5 | 0.5 | 4.7 |
| Asset impairment charge | - | - | - | 1.1 |
| Inventory write-off | - | - | - | 4.8 |
| EBITA | $ 5.6 | $ 2.8 | $ (1.7) | $ 4.1 |

26 ©2008 Veeco Instruments Inc 1008 Investor Slides

veeco